Exhibit 99.1

KKR & Co. L.P. Announces Second Quarter 2013 Results

Realization activity drives record cash carry and $0.42 distribution per common unit

GAAP net income (loss) attributable to KKR & Co. L.P. was $15.1 million and $208.6 million for the quarter and six months ended June 30, 2013, respectively, down from $146.3 million and $336.7 million in the comparable periods of 2012.

Assets under management (“AUM”) totaled $83.5 billion as of June 30, 2013, up from $78.3 billion as of March 31, 2013.

Fee related earnings (“FRE”) were $98.2 million and $186.2 million for the quarter and six months ended June 30, 2013, respectively, up from $69.8 million and $143.1 million in the comparable periods of 2012.

Total distributable earnings were $403.8 million for the quarter ended June 30, 2013, down from $406.1 million for the quarter ended June 30, 2012. Total distributable earnings were $694.4 million for the six months ended June 30, 2013, up from $570.2 million in the comparable period of 2012.

Economic net income (“ENI”) was $144.4 million and $792.2 million for the quarter and six months ended June 30, 2013, respectively, down from $546.1 million and $1,273.3 million in the comparable periods of 2012.

After-tax ENI was $0.18 and $1.06 per adjusted unit for the quarter and six months ended June 30, 2013, respectively, down from $0.74 and $1.73 per adjusted unit in the comparable periods of 2012.

Book value was $6.9 billion on a total reportable segment basis as of June 30, 2013 or $9.65 per adjusted unit.

KKR & Co. L.P. declares a second quarter distribution of $0.42 per common unit, which includes $0.23 per common unit of cash carry and $0.09 per common unit of net realized principal investment income.

NEW YORK--(BUSINESS WIRE)--July 26, 2013--KKR & Co. L.P. (NYSE: KKR) today reported its second quarter 2013 results.

AUM and fee paying assets under management (“FPAUM”) were $83.5 billion and $68.0 billion, respectively as of June 30, 2013, both up from March 31, 2013. The increases in both AUM and FPAUM were primarily attributable to new capital raised relating to the Asian Fund II. The increases were partially offset by distributions to fund limited partners and to a lesser extent the impact of the Asian Fund entering its post-investment period.

For the quarter and six months ended June 30, 2013, FRE was $98.2 million and $186.2 million, respectively, up from $69.8 million and $143.1 million in the comparable periods of 2012. The increase in both comparable periods was primarily driven by new capital raised over the past twelve months and the acquisition of Prisma.

For the quarter and six months ended June 30, 2013, the carrying value of our private equity investment portfolio appreciated 0.9% and 6.6%, respectively. ENI was $144.4 million and $792.2 million for the quarter and six months ended June 30, 2013, respectively, down from $546.1 million and $1,273.3 million in the comparable periods of 2012. The decrease in both comparable periods was primarily due to lower investment income earned from our principal investments as well as a lower level of net carried interest earned from our private equity funds. While the fair value of our principal investments increased during the quarter and six months ended June 30, 2013, the level of appreciation was lower than in the comparable periods of 2012.

“Over the past year, organic fee-paying AUM inflows have exceeded $19 billion, supporting the continued growth of our Private Markets business as well as the scaling of our newer strategies in Public Markets,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “In addition, our realization activity in the second quarter drove the highest cash carry we’ve reported since going public, contributing to a quarterly distribution of $0.42 per unit.”

Note: Certain financial measures, including FRE, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee related EBITDA, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP.

GAAP RESULTS

GAAP results for the quarter and six months ended June 30, 2013 included net income attributable to KKR & Co. L.P. of $15.1 million and $208.6 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.05 and $0.72, respectively, on a diluted basis. For the quarter and six months ended June 30, 2012, net income attributable to KKR & Co. L.P. was $146.3 million and $336.7 million, respectively, and net income attributable to KKR & Co. L.P. per common unit was $0.58 and $1.37, respectively, on a diluted basis. The decrease in both comparable periods was primarily due to a lower level of investment appreciation recorded in net gains (losses) from investment activities. The decrease in net gains (losses) from investment activities was partially offset by increases in fees primarily attributable to the acquisition of Prisma and higher transaction fees. The decrease in compensation and benefits expense was primarily attributable to lower carry pool allocations as a result of the recognition of lower carried interest during the quarter and six months ended June 30, 2013 compared to the comparable periods in 2012.

SEGMENT RESULTS

Private Markets

AUM was $54.5 billion as of June 30, 2013, an increase of $4.2 billion, or 8.3%, compared to AUM of $50.3 billion as of March 31, 2013. The increase was primarily attributable to new capital raised from the Asian Fund II and to a lesser extent appreciation in the fair value of our private equity portfolio. These increases were partially offset by distributions to the limited partners of our private equity funds arising from realizations and a reduction in AUM as a result of the Asian Fund entering its post-investment period.

FPAUM was $45.9 billion as of June 30, 2013, an increase of $4.7 billion, or 11.4%, compared to FPAUM of $41.2 billion as of March 31, 2013. The increase was primarily attributable to new capital raised from the Asian Fund II partially offset by distributions to the limited partners of our private equity funds arising from realizations and the reduction in the fee base of the Asian Fund as a result of the fund entering the post-investment period.

FRE was $42.6 million for the quarter ended June 30, 2013, an increase of $6.4 million, or 17.6%, compared to FRE of $36.2 million for the quarter ended June 30, 2012. FRE was $83.4 million for the six months ended June 30, 2013, an increase of $9.4 million, or 12.7%, compared to FRE of $74.0 million for the six months ended June 30, 2012. The increase in both comparable periods was primarily driven by higher management fees resulting from new capital raised and higher transaction fees. These increases were partially offset by higher compensation expense due to additional headcount.

ENI was $72.0 million for the quarter ended June 30, 2013, a decrease of $102.7 million, or 58.7%, compared to ENI of $174.7 million for the quarter ended June 30, 2012. ENI was $338.7 million for the six months ended June 30, 2013, a decrease of $101.4 million, or 23.0%, compared to ENI of $440.1 million for the six months ended June 30, 2012. The decrease in both comparable periods was primarily attributable to lower net carried interest resulting from a lower level of appreciation in our private equity portfolio, partially offset by the increase in FRE discussed above.

Public Markets

AUM was $29.0 billion as of June 30, 2013, an increase of $1.1 billion, or 3.9%, compared to AUM of $27.9 billion as of March 31, 2013. FPAUM was $22.0 billion as of June 30, 2013, an increase of $0.8 billion, or 3.7%, compared to FPAUM of $21.2 billion as of March 31, 2013. For both AUM and FPAUM, the increases were primarily attributable to net new capital raised and to a lesser extent appreciation in the net asset values of certain credit investment vehicles.

FRE was $34.4 million for the quarter ended June 30, 2013, an increase of $22.1 million compared to FRE of $12.3 million for the quarter ended June 30, 2012. FRE was $71.5 million for the six months ended June 30, 2013, an increase of $43.8 million compared to FRE of $27.7 million for the six months ended June 30, 2012. The increase in both comparable periods was principally attributable to (i) higher management fees related to new capital raised, (ii) the acquisition of Prisma and (iii) higher incentive fees earned.

ENI was $40.5 million for the three months ended June 30, 2013, an increase of $33.7 million compared to ENI of $6.8 million for the three months ended June 30, 2012. ENI was $89.6 million for the six months ended June 30, 2013, an increase of $58.9 million compared to ENI of $30.7 million for the six months ended June 30, 2012. The increase in both comparable periods was primarily driven by the increase in FRE discussed above and to a lesser extent higher net carried interest due to investment appreciation of certain carry-earning investment vehicles.

Capital Markets and Principal Activities

FRE was $21.2 million for the quarter ended June 30, 2013, which was the same as in the quarter ended June 30, 2012.

FRE was $31.3 million for the six months ended June 30, 2013, a decrease of $10.2 million, or 24.5%, compared to FRE of $41.5 million for the six months ended June 30, 2012. The decrease was primarily driven by a lower level of overall capital markets transaction activity.

ENI was $31.9 million for the quarter ended June 30, 2013, a decrease of $332.6 million compared to ENI of $364.5 million for the quarter ended June 30, 2012. ENI was $363.8 million for the six months ended June 30, 2013, a decrease of $438.8 million compared to ENI of $802.6 million for the six months ended June 30, 2012. The decrease in both comparative periods was primarily due to a lower level of investment income from our principal investments. While the fair value of our principal investments increased during the quarter and six months ended June 30, 2013, the level of appreciation was lower than in the comparable periods of 2012.

CAPITAL AND LIQUIDITY

As of June 30, 2013, KKR had $2.0 billion of cash and short-term investments on a total reportable segment basis and $1.0 billion of outstanding debt obligations. KKR’s availability for borrowings was $750.0 million (reduced for an outstanding letter of credit), which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of June 30, 2013.

As of June 30, 2013, KKR’s portion of total uncalled commitments to its investment funds was $786.6 million, consisting of the following (amounts in thousands):

Uncalled Commitments
Private Markets
North America Fund XI	$229,600
Real Estate Fund	135,100
European Fund III	125,100
Asian Fund II	75,000
2006 Fund	63,800
Infrastructure	28,900
E2 Investors (Annex Fund)	14,000
Asian Fund	10,900
Natural Resources	10,300
China Growth Fund	6,500
Other	11,300
Total Private Markets Commitments	710,500

Public Markets
Direct Lending Vehicles	30,100
Mezzanine Fund	29,600
Special Situations Vehicles	16,400
Total Public Markets Commitments	76,100

Total Uncalled Commitments	$786,600

DISTRIBUTION

A distribution of $0.42 per common unit has been declared, comprised of (i) $0.10 per common unit from after-tax FRE, (ii) $0.23 per common unit from realized cash carry, and (iii) $0.09 per common unit from net realized principal investment income. The distribution will be paid on August 20, 2013 to unitholders of record as of the close of business on August 5, 2013. Please refer to the distribution policy presented later in this release.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Friday, July 26, 2013 at 10:00 a.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 14885175, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $83.5 billion in assets under management as of June 30, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with fund investors through its client relationships and capital markets platform. KKR & Co. L.P. is publicly traded on the New York Stock Exchange (NYSE: KKR) and “KKR”, as used in this release, includes its subsidiaries, their managed investment funds and accounts, and/or their affiliated investment vehicles, as appropriate. For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee related EBITDA, committed dollars invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized principal investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships such as Prisma or Nephila; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues
Fees	$166,376	$112,360	$317,616	$228,667

Expenses
Compensation and Benefits	200,602	280,640	531,723	653,050
Occupancy and Related Charges	13,878	14,095	28,399	29,292
General, Administrative and Other	77,542	54,004	171,230	111,655
Total Expenses	292,022	348,739	731,352	793,997

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	98,537	1,601,688	2,368,354	4,688,553
Dividend Income	209,486	79,919	248,955	252,858
Interest Income	128,020	87,892	237,389	164,091
Interest Expense	(24,614)	(16,884)	(47,637)	(34,889)
Total Investment Income (Loss)	411,429	1,752,615	2,807,061	5,070,613

Income (Loss) Before Taxes	285,783	1,516,236	2,393,325	4,505,283

Income Taxes	8,525	11,093	17,881	28,165

Net Income (Loss)	277,258	1,505,143	2,375,444	4,477,118

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	(7,800)	3,285	16,823	8,557
Net Income (Loss) Attributable to
Noncontrolling Interests	269,924	1,355,597	2,150,048	4,131,864

Net Income (Loss) Attributable to KKR & Co. L.P.	$15,134	$146,261	$208,573	$336,697

Distributions Declared per KKR & Co. L.P. Common Unit	$0.42	$0.13	$0.69	$0.28

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.06	$0.62	$0.79	$1.45
Diluted (a)	$0.05	$0.58	$0.72	$1.37
Weighted Average Common Units Outstanding
Basic	271,983,811	235,781,983	264,555,267	232,440,659
Diluted (a)	298,078,764	252,507,802	290,104,942	245,169,954

(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Fees
Management and incentive fees:
Management fees	$164,176	$152,963	$129,626	$317,139	$258,269
Incentive fees	15,590	18,849	4,057	34,439	13,727
Management and incentive fees	179,766	171,812	133,683	351,578	271,996

Monitoring and transaction fees:
Monitoring fees	28,907	32,068	27,786	60,975	53,608
Transaction fees	62,785	40,299	43,706	103,084	88,004
Fee credits	(34,751)	(23,065)	(16,689)	(57,816)	(36,032)
Net monitoring and transaction fees	56,941	49,302	54,803	106,243	105,580

Total fees	236,707	221,114	188,486	457,821	377,576

Expenses
Compensation and benefits	80,436	75,162	62,746	155,598	125,470
Occupancy and related charges	13,067	13,322	13,239	26,389	27,700
Other operating expenses	45,027	44,630	42,729	89,657	81,278
Total expenses	138,530	133,114	118,714	271,644	234,448

Fee Related Earnings	98,177	88,000	69,772	186,177	143,128

Investment income (loss)
Realized carried interest	269,828	88,167	65,600	357,995	140,478
Unrealized carried interest	(202,018)	331,198	217,274	129,180	611,760
Gross carried interest	67,810	419,365	282,874	487,175	752,238
Less: allocation to KKR carry pool	(26,536)	(169,504)	(112,553)	(196,040)	(304,059)
Less: management fee refunds (a)	(4,735)	(9,216)	(32,804)	(13,951)	(73,512)
Net carried interest	36,539	240,645	137,517	277,184	374,667
Other investment income (loss)	11,050	320,198	340,103	331,248	760,010
Total investment income (loss)	47,589	560,843	477,620	608,432	1,134,677

Income (Loss) before noncontrolling interests
in Income of consolidated entities	145,766	648,843	547,392	794,609	1,277,805
Income (Loss) attributable to
noncontrolling interests	1,323	1,101	1,277	2,424	4,488

Economic Net Income (Loss)	$144,443	$647,742	$546,115	$792,185	$1,273,317

Provision for Income Taxes	13,486	20,117	25,857	33,603	69,240

Economic Net Income (Loss), After Taxes (b)	$130,957	$627,625	$520,258	$758,582	$1,204,077

Economic Net Income (Loss), After Taxes per Adjusted Unit (b)	$0.18	$0.88	$0.74	$1.06	$1.73

Assets Under Management	$83,500,900	$78,253,400	$61,488,900	$83,500,900	$61,488,900
Fee Paying Assets Under Management	$67,956,400	$62,454,100	$47,200,500	$67,956,400	$47,200,500
Committed Dollars Invested and Syndicated Capital	$1,889,400	$824,400	$680,200	$2,713,800	$1,713,200
Uncalled Commitments	$21,364,400	$16,207,300	$10,610,300	$21,364,400	$10,610,300

Other Information
Fee Related Earnings	$98,177	$88,000	$69,772	$186,177	$143,128
Plus: depreciation and amortization	3,708	3,681	3,093	7,389	5,646
Fee Related EBITDA	$101,885	$91,681	$72,865	$193,566	$148,774

Distributed Earnings	$313,559	$198,720	$104,548	$512,279	$216,034
Plus: Undistributed net realized principal investment income	90,217	91,894	301,580	182,111	354,198
Total Distributable Earnings (b)	$403,776	$290,614	$406,128	$694,390	$570,232

GAAP interest expense	$24,614	$23,023	$16,884	$47,637	$34,889
Less: interest expense related to debt obligations
from investment financing arrangements	8,404	6,790	7,461	15,194	15,534
Core Interest Expense (b)	$16,210	$16,233	$9,423	$32,443	$19,355

Economic Net Income (Loss), After Taxes and Equity-based Charges (b)	$105,021	$600,207	$506,208	$705,228	$1,173,763

(a)	As of June 30, 2013, there is no carried interest subject to management fee refunds, which may reduce carried interest in future periods.

(b)	See definitions for economic net income (loss), after taxes, adjusted units, total distributable earnings, core interest expense and economic net income (loss), after taxes and equity-based charges under “Notes to Reportable Segments.”

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Fees
Management and incentive fees:
Management fees	$114,700	$106,605	$107,170	$221,305	$214,082
Incentive fees	-	-	-	-	-
Management and incentive fees	114,700	106,605	107,170	221,305	214,082

Monitoring and transaction fees:
Monitoring fees	28,907	32,068	27,786	60,975	53,608
Transaction fees	25,231	16,412	10,768	41,643	22,435
Fee credits	(29,547)	(21,009)	(15,642)	(50,556)	(33,348)
Net monitoring and transaction fees	24,591	27,471	22,912	52,062	42,695

Total fees	139,291	134,076	130,082	273,367	256,777

Expenses
Compensation and benefits	51,516	48,001	45,991	99,517	90,477
Occupancy and related charges	11,143	11,425	11,633	22,568	24,438
Other operating expenses	33,988	33,942	36,230	67,930	67,905
Total expenses	96,647	93,368	93,854	190,015	182,820

Fee Related Earnings	42,644	40,708	36,228	83,352	73,957

Investment income (loss)
Realized carried interest	269,828	88,167	65,600	357,995	140,478
Unrealized carried interest	(212,809)	310,799	226,186	97,990	605,813
Gross carried interest	57,019	398,966	291,786	455,985	746,291
Less: allocation to KKR carry pool	(22,220)	(161,344)	(116,118)	(183,564)	(301,680)
Less: management fee refunds	(4,735)	(9,216)	(32,804)	(13,951)	(73,512)
Net carried interest	30,064	228,406	142,864	258,470	371,099
Other investment income (loss)	(249)	(2,035)	(3,990)	(2,284)	(2,338)
Total investment income (loss)	29,815	226,371	138,874	256,186	368,761

Income (Loss) before noncontrolling interests
in Income of consolidated entities	72,459	267,079	175,102	339,538	442,718
Income (Loss) attributable to
noncontrolling interests	411	398	358	809	2,654

Economic Net Income (Loss)	$72,048	$266,681	$174,744	$338,729	$440,064

Assets Under Management	$54,452,400	$50,340,400	$45,528,100	$54,452,400	$45,528,100
Fee Paying Assets Under Management	$45,907,500	$41,218,000	$37,858,300	$45,907,500	$37,858,300
Committed Dollars Invested	$1,314,000	$598,500	$606,300	$1,912,500	$1,182,500
Uncalled Commitments	$19,972,800	$14,560,900	$9,304,500	$19,972,800	$9,304,500

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Fees
Management and incentive fees:
Management fees	$49,476	$46,358	$22,456	$95,834	$44,187
Incentive fees	15,590	18,849	4,057	34,439	13,727
Management and incentive fees	65,066	65,207	26,513	130,273	57,914

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	7,243	3,106	1,319	10,349	3,741
Fee credits	(5,204)	(2,056)	(1,047)	(7,260)	(2,684)
Net monitoring and transaction fees	2,039	1,050	272	3,089	1,057

Total fees	67,105	66,257	26,785	133,362	58,971

Expenses
Compensation and benefits	21,990	19,700	9,229	41,690	20,611
Occupancy and related charges	1,615	1,542	1,366	3,157	2,784
Other operating expenses	9,147	7,826	3,880	16,973	7,857
Total expenses	32,752	29,068	14,475	61,820	31,252

Fee Related Earnings	34,353	37,189	12,310	71,542	27,719

Investment income (loss)
Realized carried interest	-	-	-	-	-
Unrealized carried interest	10,791	20,399	(8,912)	31,190	5,947
Gross carried interest	10,791	20,399	(8,912)	31,190	5,947
Less: allocation to KKR carry pool	(4,316)	(8,160)	3,565	(12,476)	(2,379)
Less: management fee refunds	-	-	-	-	-
Net carried interest	6,475	12,239	(5,347)	18,714	3,568
Other investment income (loss)	22	62	(12)	84	(35)
Total investment income (loss)	6,497	12,301	(5,359)	18,798	3,533

Income (Loss) before noncontrolling interests
in Income of consolidated entities	40,850	49,490	6,951	90,340	31,252
Income (Loss) attributable to
noncontrolling interests	378	355	123	733	554

Economic Net Income (Loss)	$40,472	$49,135	$6,828	$89,607	$30,698

Assets Under Management	$29,048,500	$27,913,000	$15,960,800	$29,048,500	$15,960,800
Fee Paying Assets Under Management	$22,048,900	$21,236,100	$9,342,200	$22,048,900	$9,342,200
Committed Dollars Invested	$370,800	$164,900	$73,900	$535,700	$280,100
Uncalled Commitments	$1,391,600	$1,646,400	$1,305,800	$1,391,600	$1,305,800

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Fees
Management and incentive fees:
Management fees	$-	$-	$-	$-	$-
Incentive fees	-	-	-	-	-
Management and incentive fees	-	-	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	30,311	20,781	31,619	51,092	61,828
Fee credits	-	-	-	-	-
Net monitoring and transaction fees	30,311	20,781	31,619	51,092	61,828

Total fees	30,311	20,781	31,619	51,092	61,828

Expenses
Compensation and benefits	6,930	7,461	7,526	14,391	14,382
Occupancy and related charges	309	355	240	664	478
Other operating expenses	1,892	2,862	2,619	4,754	5,516
Total expenses	9,131	10,678	10,385	19,809	20,376

Fee Related Earnings	21,180	10,103	21,234	31,283	41,452

Investment income (loss)
Realized carried interest	-	-	-	-	-
Unrealized carried interest	-	-	-	-	-
Gross carried interest	-	-	-	-	-
Less: allocation to KKR carry pool	-	-	-	-	-
Less: management fee refunds	-	-	-	-	-
Net carried interest	-	-	-	-	-
Other investment income (loss) (a)	11,277	322,171	344,105	333,448	762,383
Total investment income (loss)	11,277	322,171	344,105	333,448	762,383

Income (Loss) before noncontrolling interests
in Income of consolidated entities	32,457	332,274	365,339	364,731	803,835
Income (Loss) attributable to
noncontrolling interests	534	348	796	882	1,280

Economic Net Income (Loss)	$31,923	$331,926	$364,543	$363,849	$802,555

Syndicated Capital	$204,600	$61,000	$-	$265,600	$250,600

(a)	Amount is net of (i) interest expense and (ii) certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income that is not included in “Compensation and benefits” and “Other operating expenses” above and on page 6.

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended June 30, 2013
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$114,700	$49,476	$-	$164,176
Incentive fees	-	15,590	-	15,590
Management and incentive fees	114,700	65,066	-	179,766

Monitoring and transaction fees:
Monitoring fees	28,907	-	-	28,907
Transaction fees	25,231	7,243	30,311	62,785
Fee credits	(29,547)	(5,204)	-	(34,751)
Net monitoring and transaction fees	24,591	2,039	30,311	56,941

Total fees	139,291	67,105	30,311	236,707

Expenses
Compensation and benefits	51,516	21,990	6,930	80,436
Occupancy and related charges	11,143	1,615	309	13,067
Other operating expenses	33,988	9,147	1,892	45,027
Total expenses	96,647	32,752	9,131	138,530

Fee Related Earnings	42,644	34,353	21,180	98,177

Investment income (loss)
Realized carried interest	269,828	-	-	269,828
Unrealized carried interest	(212,809)	10,791	-	(202,018)
Gross carried interest	57,019	10,791	-	67,810
Less: allocation to KKR carry pool	(22,220)	(4,316)	-	(26,536)
Less: management fee refunds	(4,735)	-	-	(4,735)
Net carried interest	30,064	6,475	-	36,539
Other investment income (loss)	(249)	22	11,277	11,050
Total investment income (loss)	29,815	6,497	11,277	47,589

Income (Loss) before noncontrolling interests
in Income of consolidated entities	72,459	40,850	32,457	145,766
Income (Loss) attributable to
noncontrolling interests	411	378	534	1,323

Economic Net Income (Loss)	$72,048	$40,472	$31,923	$144,443

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended March 31, 2013
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$106,605	$46,358	$-	$152,963
Incentive fees	-	18,849	-	18,849
Management and incentive fees	106,605	65,207	-	171,812

Monitoring and transaction fees:
Monitoring fees	32,068	-	-	32,068
Transaction fees	16,412	3,106	20,781	40,299
Fee credits	(21,009)	(2,056)	-	(23,065)
Net monitoring and transaction fees	27,471	1,050	20,781	49,302

Total fees	134,076	66,257	20,781	221,114

Expenses
Compensation and benefits	48,001	19,700	7,461	75,162
Occupancy and related charges	11,425	1,542	355	13,322
Other operating expenses	33,942	7,826	2,862	44,630
Total expenses	93,368	29,068	10,678	133,114

Fee Related Earnings	40,708	37,189	10,103	88,000

Investment income (loss)
Realized carried interest	88,167	-	-	88,167
Unrealized carried interest	310,799	20,399	-	331,198
Gross carried interest	398,966	20,399	-	419,365
Less: allocation to KKR carry pool	(161,344)	(8,160)	-	(169,504)
Less: management fee refunds	(9,216)	-	-	(9,216)
Net carried interest	228,406	12,239	-	240,645
Other investment income (loss)	(2,035)	62	322,171	320,198
Total investment income (loss)	226,371	12,301	322,171	560,843

Income (Loss) before noncontrolling interests
in Income of consolidated entities	267,079	49,490	332,274	648,843
Income (Loss) attributable to
noncontrolling interests	398	355	348	1,101

Economic Net Income (Loss)	$266,681	$49,135	$331,926	$647,742

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended June 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$107,170	$22,456	$-	$129,626
Incentive fees	-	4,057	-	4,057
Management and incentive fees	107,170	26,513	-	133,683

Monitoring and transaction fees:
Monitoring fees	27,786	-	-	27,786
Transaction fees	10,768	1,319	31,619	43,706
Fee credits	(15,642)	(1,047)	-	(16,689)
Net monitoring and transaction fees	22,912	272	31,619	54,803

Total fees	130,082	26,785	31,619	188,486

Expenses
Compensation and benefits	45,991	9,229	7,526	62,746
Occupancy and related charges	11,633	1,366	240	13,239
Other operating expenses	36,230	3,880	2,619	42,729
Total expenses	93,854	14,475	10,385	118,714

Fee Related Earnings	36,228	12,310	21,234	69,772

Investment income (loss)
Realized carried interest	65,600	-	-	65,600
Unrealized carried interest	226,186	(8,912)	-	217,274
Gross carried interest	291,786	(8,912)	-	282,874
Less: allocation to KKR carry pool	(116,118)	3,565	-	(112,553)
Less: management fee refunds	(32,804)	-	-	(32,804)
Net carried interest	142,864	(5,347)	-	137,517
Other investment income (loss)	(3,990)	(12)	344,105	340,103
Total investment income (loss)	138,874	(5,359)	344,105	477,620

Income (Loss) before noncontrolling interests
in Income of consolidated entities	175,102	6,951	365,339	547,392
Income (Loss) attributable to
noncontrolling interests	358	123	796	1,277

Economic Net Income (Loss)	$174,744	$6,828	$364,543	$546,115

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Six Months Ended June 30, 2013
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$221,305	$95,834	$-	$317,139
Incentive fees	-	34,439	-	34,439
Management and incentive fees	221,305	130,273	-	351,578

Monitoring and transaction fees:
Monitoring fees	60,975	-	-	60,975
Transaction fees	41,643	10,349	51,092	103,084
Fee credits	(50,556)	(7,260)	-	(57,816)
Net monitoring and transaction fees	52,062	3,089	51,092	106,243

Total fees	273,367	133,362	51,092	457,821

Expenses
Compensation and benefits	99,517	41,690	14,391	155,598
Occupancy and related charges	22,568	3,157	664	26,389
Other operating expenses	67,930	16,973	4,754	89,657
Total expenses	190,015	61,820	19,809	271,644

Fee Related Earnings	83,352	71,542	31,283	186,177

Investment income (loss)
Realized carried interest	357,995	-	-	357,995
Unrealized carried interest	97,990	31,190	-	129,180
Gross carried interest	455,985	31,190	-	487,175
Less: allocation to KKR carry pool	(183,564)	(12,476)	-	(196,040)
Less: management fee refunds	(13,951)	-	-	(13,951)
Net carried interest	258,470	18,714	-	277,184
Other investment income (loss)	(2,284)	84	333,448	331,248
Total investment income (loss)	256,186	18,798	333,448	608,432

Income (Loss) before noncontrolling interests
in Income of consolidated entities	339,538	90,340	364,731	794,609
Income (Loss) attributable to
noncontrolling interests	809	733	882	2,424

Economic Net Income (Loss)	$338,729	$89,607	$363,849	$792,185

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Six Months Ended June 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$214,082	$44,187	$-	$258,269
Incentive fees	-	13,727	-	13,727
Management and incentive fees	214,082	57,914	-	271,996

Monitoring and transaction fees:
Monitoring fees	53,608	-	-	53,608
Transaction fees	22,435	3,741	61,828	88,004
Fee credits	(33,348)	(2,684)	-	(36,032)
Net monitoring and transaction fees	42,695	1,057	61,828	105,580

Total fees	256,777	58,971	61,828	377,576

Expenses
Compensation and benefits	90,477	20,611	14,382	125,470
Occupancy and related charges	24,438	2,784	478	27,700
Other operating expenses	67,905	7,857	5,516	81,278
Total expenses	182,820	31,252	20,376	234,448

Fee Related Earnings	73,957	27,719	41,452	143,128

Investment income (loss)
Realized carried interest	140,478	-	-	140,478
Unrealized carried interest	605,813	5,947	-	611,760
Gross carried interest	746,291	5,947	-	752,238
Less: allocation to KKR carry pool	(301,680)	(2,379)	-	(304,059)
Less: management fee refunds	(73,512)	-	-	(73,512)
Net carried interest	371,099	3,568	-	374,667
Other investment income (loss)	(2,338)	(35)	762,383	760,010
Total investment income (loss)	368,761	3,533	762,383	1,134,677

Income (Loss) before noncontrolling interests
in Income of consolidated entities	442,718	31,252	803,835	1,277,805
Income (Loss) attributable to
noncontrolling interests	2,654	554	1,280	4,488

Economic Net Income (Loss)	$440,064	$30,698	$802,555	$1,273,317

KKR
BALANCE SHEETS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

As of June 30, 2013
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$322,639	$35,229	$1,636,977		$1,994,845
Investments	-	-	4,607,196	(a)	4,607,196
Unrealized carry	770,245	43,653	-		813,898
Other assets	316,317	308,837	68,028		693,182
Total assets	$1,409,201	$387,719	$6,312,201		$8,109,121

Debt obligations	$-	$-	$1,000,000		$1,000,000
Other liabilities	111,550	38,181	39,356		189,087
Total liabilities	111,550	38,181	1,039,356		1,189,087

Noncontrolling interests	1,457	825	18,695		20,977

Book value	$1,296,194	$348,713	$5,254,150		$6,899,057

Book value per adjusted unit	$1.81	$0.49	$7.35		$9.65

As of December 31, 2012
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$358,237	$28,690	$1,147,360		$1,534,287
Investments	-	-	4,758,157		4,758,157
Unrealized carry	730,292	24,939	-		755,231
Other assets	207,047	280,472	62,119		549,638
Total assets	$1,295,576	$334,101	$5,967,636		$7,597,313

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	78,724	16,433	24,275		119,432
Total liabilities	78,724	16,433	524,275		619,432

Noncontrolling interests	1,339	739	18,619		20,697

Book value	$1,215,513	$316,929	$5,424,742		$6,957,184

Book value per adjusted unit	$1.72	$0.45	$7.70		$9.87

(a)	See Capital Markets and Principal Activities segment schedule of investments that follows.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of June 30, 2013
Investment			Fair Value as
		Fair	a Percentage of
	Cost	Value	Total Investments

Co-Investments in Portfolio Companies of
Private Equity Investment Vehicles:
Alliance Boots GmbH	195,640	473,795	10.3%
HCA Inc.	96,289	306,709	6.6%
The Nielsen Company B.V.	87,657	196,662	4.3%
NXP B.V.	167,276	196,601	4.3%
Samson Resources Corporation	237,514	190,012	4.1%
ProSiebenSat.1 Media AG	226,913	183,483	4.0%
KION Group GmbH	128,058	162,598	3.5%
US Foods, Inc.	100,000	130,000	2.8%
Biomet, Inc.	151,444	121,155	2.6%
First Data Corporation	135,258	94,681	2.1%
Dollar General Corporation	14,043	78,796	1.7%
Energy Future Holdings Corp.	200,000	10,000	0.2%
	1,740,092	2,144,492	46.5%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	346,036	394,058	8.5%
KKR European Fund III L.P.	233,706	261,169	5.7%
KKR Asian Fund L.P.	82,542	92,554	2.0%
KKR European Fund II L.P.	54,546	57,806	1.2%
KKR Millennium Fund L.P.	53,844	44,969	1.0%
KKR North America Fund XI L.P.	20,177	21,510	0.5%
KKR E2 Investors, L.P.	10,418	20,568	0.4%
KKR European Fund L.P.	47,664	4,318	0.1%
KKR China Growth Fund L.P.	3,286	3,314	0.1%
Co-Investment Vehicles	546	653	0.0%
	852,765	900,919	19.5%

Private Equity Total	2,592,857	3,045,411	66.0%

Real Assets
Royalties and Drilling	142,272	157,062	3.4%
Real Estate Fund	83,920	100,355	2.2%
Infrastructure Fund	25,825	26,570	0.6%
Co-Investments	10,835	12,988	0.3%
Natural Resources	13,172	8,836	0.2%
Real Assets Total	276,024	305,811	6.7%

Private Markets Total	2,868,881	3,351,222	72.7%

Public Markets Investment Strategies
Liquid Credit	187,263	195,094	4.2%
Long/Short Equities	100,000	109,906	2.4%
Credit Relative Value	82,000	88,775	1.9%
Direct Lending	39,069	44,006	1.0%
Special Situations	27,297	30,661	0.7%
Mezzanine Fund	14,564	17,937	0.4%
Public Markets Total	450,193	486,379	10.6%

Other	760,606	769,595	16.7%

Total Investments	$4,079,680	$4,607,196	100.0%

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of June 30, 2013
			Fair Value as
			a Percentage
Investment	Cost	Fair Value	of Total Investments

Significant Aggregate Investments: (a)
Alliance Boots GmbH	$228,769	$545,895	11.9%
HCA Inc.	117,624	365,344	7.9%
	346,393	911,239	19.8%

Other investments	3,733,287	3,695,957	80.2%
Total Investments	$4,079,680	$4,607,196	100.0%

(a)

The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the Capital Markets and Principal Activities segment investments balance as of June 30, 2013. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2013

March 31, 2013	$50,340,400	$27,913,000		$78,253,400
New Capital Raised	6,681,000	1,703,300		8,384,300
Distributions	(2,685,400)	(720,500)	(c)	(3,405,900)
Net Changes in Fee Base of Certain Funds (a)	(272,300)	-		(272,300)
Foreign Exchange	12,600	-		12,600
Change in Value	376,100	152,700		528,800
June 30, 2013	$54,452,400	$29,048,500		$83,500,900

Six Months Ended June 30, 2013

December 31, 2012	$49,127,600	$26,399,900		$75,527,500
New Capital Raised	7,648,200	3,234,800		10,883,000
Distributions	(4,517,400)	(1,400,200)	(d)	(5,917,600)
Net Changes in Fee Base of Certain Funds (a)	(272,300)	-		(272,300)
Foreign Exchange	(11,000)	-		(11,000)
Change in Value	2,477,300	814,000		3,291,300
June 30, 2013	$54,452,400	$29,048,500		$83,500,900

Trailing Twelve Months Ended June 30, 2013

June 30, 2012	$45,528,100	$15,960,800		$61,488,900
New Capital Raised	14,551,400	5,464,000		20,015,400
Acquisitions (b)	-	8,086,900		8,086,900
Distributions	(10,254,300)	(2,091,500)	(e)	(12,345,800)
Net Changes in Fee Base of Certain Funds (a)	(1,600,200)	-		(1,600,200)
Foreign Exchange	68,200	-		68,200
Change in Value	6,159,200	1,628,300		7,787,500
June 30, 2013	$54,452,400	$29,048,500		$83,500,900

*	Assets Under Management exclude those assets managed by entities where KKR holds less than a 50% ownership interest.

(a)	Represents the impact of including certain funds entering the post-investment period.
(b)	Represents AUM of Prisma as of October 1, 2012, the date of acquisition. This figure excludes new capital raised and distributions since the acquisition.
(c)	Includes $193.5 million of redemptions by fund investors.
(d)	Includes $539.2 million of redemptions by fund investors.
(e)	Includes $709.1 million of redemptions by fund investors.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2013

March 31, 2013	$41,218,000	$21,236,100		$62,454,100
New Capital Raised	6,402,100	1,203,000		7,605,100
Distributions	(1,109,900)	(437,200)	(c)	(1,547,100)
Net Changes in Fee Base of Certain Funds (a)	(654,700)	-		(654,700)
Foreign Exchange	48,300	-		48,300
Change in Value	3,700	47,000		50,700
June 30, 2013	$45,907,500	$22,048,900		$67,956,400

Six Months Ended June 30, 2013

December 31, 2012	$41,173,000	$19,673,000		$60,846,000
New Capital Raised	7,363,900	2,734,300		10,098,200
Distributions	(1,951,000)	(973,700)	(d)	(2,924,700)
Net Changes in Fee Base of Certain Funds (a)	(654,700)	-		(654,700)
Foreign Exchange	(55,400)	-		(55,400)
Change in Value	31,700	615,300		647,000
June 30, 2013	$45,907,500	$22,048,900		$67,956,400

Trailing Twelve Months Ended June 30, 2013

June 30, 2012	$37,858,300	$9,342,200		$47,200,500
New Capital Raised	14,361,000	4,727,500		19,088,500
Acquisitions (b)	-	8,078,400		8,078,400
Distributions	(2,757,200)	(1,322,300)	(e)	(4,079,500)
Net Changes in Fee Base of Certain Funds (a)	(3,860,100)	-		(3,860,100)
Foreign Exchange	238,300	-		238,300
Change in Value	67,200	1,223,100		1,290,300
June 30, 2013	$45,907,500	$22,048,900		$67,956,400

*	Fee Paying Assets Under Management exclude those assets managed by entities where KKR holds less than a 50% ownership interest.

(a)	Represents the impact of including certain funds entering the post-investment period.
(b)	Represents FPAUM of Prisma as of October 1, 2012, the date of acquisition. This figure excludes new capital raised and distributions since the acquisition.
(c)	Includes $193.5 million of redemptions by fund investors.
(d)	Includes $539.2 million of redemptions by fund investors.
(e)	Includes $709.1 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of June 30, 2013
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
Asian Fund II	4/2013	4/2019	$5,825.0	$5,825.0	1.3%	$-	$-	$-	$-
North America Fund XI	9/2012	9/2018	7,230.7	6,740.2	3.5%	490.5	3.9	490.5	524.5
China Growth Fund	11/2010	11/2016	1,010.0	692.4	1.0%	317.6	28.5	300.1	305.4
E2 Investors (Annex Fund)	8/2009	11/2013	345.9	191.6	4.3%	154.3	-	154.2	325.2
European Fund III	3/2008	3/2014	6,077.2	1,729.2	4.6%	4,348.0	549.5	3,990.6	4,697.2
Asian Fund	7/2007	4/2013	3,983.2	273.9	2.5%	3,709.3	1,623.7	2,864.8	4,737.9
2006 Fund	9/2006	9/2012	17,642.2	1,269.1	2.1%	16,373.1	10,509.6	10,021.7	14,378.1
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	2,442.6	3,922.9	4,926.6
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	9,320.5	2,218.9	3,335.2
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,720.0	-	51.7
Total Private Equity Funds			56,950.4	16,721.4		40,229.0	33,198.3	23,963.7	33,281.8

Co-Investment Vehicles	Various	Various	2,434.1	504.1	Various	1,930.0	2,318.9	1,309.7	1,752.0
Total Private Equity			59,384.5	17,225.5		42,159.0	35,517.2	25,273.4	35,033.8

Real Assets
Natural Resources Fund	Various	Various	1,232.0	658.9	Various	573.1	46.9	547.0	370.1
Global Energy Opportunities	Various	Various	1,011.0	884.4	Various	126.6	-	126.6	113.4
Infrastructure Fund	Various	Various	1,041.5	614.2	4.8%	427.3	9.0	427.3	437.9
Infrastructure Co-Investments	Various	Various	1,356.7	252.2	Various	1,104.5	190.5	1,104.5	1,355.8
Real Estate Fund	5/2013	(b)	500.0	337.6	40%	162.4	-	162.4	203.8
Real Assets			5,141.2	2,747.3		2,393.9	246.4	2,367.8	2,481.0

Private Markets Total			64,525.7	19,972.8		44,552.9	35,763.6	27,641.2	37,514.8

Public Markets

Special Situations Vehicles	Various	Various	2,131.9	407.5	Various	1,724.4	417.9	1,562.4	1,904.3
Mezzanine Fund	3/2010	8/2015	987.0	650.7	4.6%	336.3	52.3	336.3	394.6
Direct Lending Vehicles	Various	Various	668.5	333.4	Various	335.1	9.4	335.1	359.4

Public Markets Total			3,787.4	1,391.6		2,395.8	479.6	2,233.8	2,658.3

Grand Total			$68,313.1	$21,364.4		$46,948.7	$36,243.2	$29,875.0	$40,173.1

(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.
(b)	Third anniversary of final close.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

FRE (a)	$98,177	$88,000	$69,772	$186,177	$143,128
Realized cash carry	161,897	52,900	39,360	214,797	84,287
Net realized principal investment income	150,361	153,156	301,580	303,517	354,198
Less: local income taxes	(5,336)	(2,341)	(3,307)	(7,677)	(6,893)
Less: noncontrolling interests	(1,323)	(1,101)	(1,277)	(2,424)	(4,488)
Total Distributable Earnings	403,776	290,614	406,128	694,390	570,232

Less: Undistributed net realized principal investment income	(90,217)	(91,894)	(301,580)	(182,111)	(354,198)

Distributed Earnings	313,559	198,720	104,548	512,279	216,034

Distributed Earnings to KKR & Co. L.P. (b)	126,295	75,749	36,401	202,044	74,201

Less: estimated current corporate income taxes	(10,125)	(6,376)	(4,268)	(16,501)	(8,290)

Distributed Earnings to KKR & Co. L.P., After Taxes	116,170	69,373	32,133	185,543	65,911

Distribution per KKR & Co. L.P. common unit	$0.42	$0.27	$0.13	$0.69	$0.28

Components of Distribution per KKR & Co. L.P. common unit

After-tax FRE	$0.10	$0.10	$0.07	$0.20	$0.15
Realized Cash Carry	$0.23	$0.08	$0.06	$0.31	$0.13
Distributed Net Realized Principal Investment Income	$0.09	$0.09	$-	$0.18	$-

Outstanding KKR & Co. L.P. common units	277,834,343	261,781,303	238,155,157

(a)	See Exhibit A for a reconciliation of such measure to financial results prepared in accordance with GAAP.

(b)	Represents the amount of distributed earnings allocable to KKR & Co. L.P. based on its ownership in the KKR business.

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business and 40% of the net cash income from realized principal investments, in each case in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other obligations. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) a percentage of net realized principal investment income. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P., which may change the distribution policy at any time, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR & Co. L.P. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.

KKR
Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment operating revenues less segment operating expenses, excluding certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income. This measure is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE plus (ii) segment investment income (loss), which is reduced for carry pool allocations, management fee refunds, interest expense and certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

Economic net income (loss), after taxes is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to unitholders as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. Economic Net Income (Loss), After Taxes is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Economic net income (loss), after taxes and equity-based charges is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to unitholders as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. Economic Net Income (Loss), After Taxes and Equity-based Charges is calculated by deducting from ENI: (i) equity-based charges associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan; and (ii) the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Net realized principal investment income refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses from principal investments during the second quarter of 2013 to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income and (iii) interest income net of interest expense less certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income in each case generated by KKR’s principal investments held on or through KKR’s balance sheet in our Capital Markets and Principal Activities segment. This is a term to describe a portion of KKR’s quarterly distribution.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) net realized principal investment income; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and also assess amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds and vehicles. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds and vehicles, for only those funds and vehicles where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a fee or carried interest and (ii) capital invested by KKR’s investment funds and vehicles.

Syndicated capital is the aggregate amount of debt or equity capital in transactions originated by KKR investment funds and vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital committed to such transactions by carry-yielding co-investment vehicles, which is instead reported in committed dollars invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds and vehicles. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Principal Activities segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and vehicles to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and vehicles and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of our investment portfolio, including carried interest, as well as our overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from the equivalent GAAP amounts on a consolidated basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings L.P.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS)
TO ENI AFTER TAXES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	June 30, 2013	March 31, 2013	June 30, 2012

Net income (loss) attributable to KKR & Co. L.P. per common unit	$0.06	$0.75	$0.62
Weighted Average Common Units Outstanding	271,983,811	257,044,184	235,781,983
Net income (loss) attributable to KKR & Co. L.P.	15,134	193,439	146,261
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	28,106	334,112	292,833
Plus: Non-cash equity based charges	80,318	81,650	93,540
Plus: Amortization of intangibles and other, net	12,360	29,185	2,388
Plus: Income taxes	8,525	9,356	11,093
Economic net income (loss)	144,443	647,742	546,115
Less: Provision for income taxes	13,486	20,117	25,857
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	25,936	27,418	14,050
Economic net income (loss) after taxes and equity-based charges	105,021	600,207	506,208
Plus: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	25,936	27,418	14,050
Economic net income (loss) after taxes	130,957	627,625	520,258
Weighted Average Adjusted Units	715,453,358	711,229,881	700,720,686
Economic net income (loss) after taxes per adjusted unit	$0.18	$0.88	$0.74

	Six Months Ended
	June 30, 2013	June 30, 2012

Net income (loss) attributable to KKR & Co. L.P. per common unit	$0.79	$1.45
Weighted Average Common Units Outstanding	264,555,267	232,440,659
Net income (loss) attributable to KKR & Co. L.P.	208,573	336,697
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	362,218	697,024
Plus: Non-cash equity based charges	161,968	207,881
Plus: Amortization of intangibles and other, net	41,545	3,550
Plus: Income taxes	17,881	28,165
Economic net income (loss)	792,185	1,273,317
Less: Provision for income taxes	33,603	69,240
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	53,354	30,314
Economic net income (loss) after taxes and equity-based charges	705,228	1,173,763
Plus: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	53,354	30,314
Economic net income (loss) after taxes	758,582	1,204,077
Weighted Average Adjusted Units	713,353,287	696,408,937
Economic net income (loss) after taxes per adjusted unit	$1.06	$1.73

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE RELATED EBITDA, AND TOTAL DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	June 30, 2013	March 31, 2013	June 30, 2012

Net income (loss) attributable to KKR & Co. L.P.	$15,134	$193,439	$146,261
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	28,106	334,112	292,833
Plus: Non-cash equity based charges	80,318	81,650	93,540
Plus: Amortization of intangibles and other, net	12,360	29,185	2,388
Plus: Income taxes	8,525	9,356	11,093
Economic net income (loss)	144,443	647,742	546,115
Plus: Income attributable to segment noncontrolling interests	1,323	1,101	1,277
Less: Investment income (loss)	47,589	560,843	477,620
Fee related earnings	98,177	88,000	69,772
Plus: Depreciation and amortization	3,708	3,681	3,093
Fee related EBITDA	$101,885	$91,681	$72,865
Less: Depreciation and amortization	3,708	3,681	3,093
Plus: Realized cash carry	161,897	52,900	39,360
Plus: Net realized principal investment income	150,361	153,156	301,580
Less: Local income taxes and noncontrolling interests	6,659	3,442	4,584
Total distributable earnings	$403,776	$290,614	$406,128

	Six Months Ended
	June 30, 2013	June 30, 2012

Net income (loss) attributable to KKR & Co. L.P.	$208,573	$336,697
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	362,218	697,024
Plus: Non-cash equity based charges	161,968	207,881
Plus: Amortization of intangibles and other, net	41,545	3,550
Plus: Income taxes	17,881	28,165
Economic net income (loss)	792,185	1,273,317
Plus: Income attributable to segment noncontrolling interests	2,424	4,488
Less: Investment income (loss)	608,432	1,134,677
Fee related earnings	186,177	143,128
Plus: Depreciation and amortization	7,389	5,646
Fee related EBITDA	$193,566	$148,774
Less: Depreciation and amortization	7,389	5,646
Plus: Realized cash carry	214,797	84,287
Plus: Net realized principal investment income	303,517	354,198
Less: Local income taxes and noncontrolling interests	10,101	11,381
Total distributable earnings	$694,390	$570,232

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	June 30, 2013	December 31, 2012

KKR & Co. L.P. partners’ capital	$2,287,389	$2,004,359

Noncontrolling interests held by KKR Holdings L.P.	4,699,114	4,981,864

Equity impact of KKR Management Holdings Corp. and other	(87,446)	(29,039)

Book value	6,899,057	6,957,184

Adjusted units	715,296,775	704,780,484

Book value per adjusted unit	$9.65	$9.87

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS) (UNAUDITED)
(Amounts in thousands)

	As of	As of
	June 30, 2013	December 31, 2012

Cash and cash equivalents	$1,167,413	$1,230,464

Liquid short-term investments	827,432	303,823

Cash and short-term investments	$1,994,845	$1,534,287

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Weighted Average GAAP Common Units Outstanding - Basic	271,983,811	257,044,184	235,781,983
Weighted Average Unvested Common Units(a)	26,094,953	24,998,337	16,725,819
Weighted Average GAAP Common Units Outstanding - Diluted	298,078,764	282,042,521	252,507,802
Adjustments:
Weighted Average KKR Holdings Units(b)	417,374,594	429,187,360	448,212,884
Weighted Average Adjusted Units	715,453,358	711,229,881	700,720,686

	Six Months Ended
	June 30, 2013	June 30, 2012
Weighted Average GAAP Common Units Outstanding - Basic	264,555,267	232,440,659
Weighted Average Unvested Common Units(a)	25,549,675	12,729,295
Weighted Average GAAP Common Units Outstanding - Diluted	290,104,942	245,169,954
Adjustments:
Weighted Average KKR Holdings Units(b)	423,248,345	451,238,983
Weighted Average Adjusted Units	713,353,287	696,408,937

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	June 30, 2013	December 31, 2012
GAAP Common Units Outstanding - Basic	277,834,343	253,363,691
Unvested Common Units(a)	25,501,501	18,863,517
GAAP Common Units Outstanding - Diluted	303,335,844	272,227,208
Adjustments:
KKR Holdings Units(b)	411,960,931	432,553,276
Adjusted Units	715,296,775	704,780,484

(a)

Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson, +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com
or
Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller, +1-212-750-8300
media@kkr.com